Exhibit 23.2

Tel: 215-564-1900 Fax: 215-564-3940 www.bdo.com	1801 Market Street, Suite 1700 Ten Penn Center Philadelphia, PA 19103

Consent of Independent Registered Public Accounting Firm

Customers Bancorp, Inc.
Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Customers Bancorp, Inc. of our report dated August 5, 2016, relating to the Disbursement business of Higher One, Inc. and Higher One Holdings, Inc.'s abbreviated Statement of Assets Acquired and Liabilities Assumed as of June 15, 2016 and the abbreviated Statements of Revenues and Direct Expenses for the years ended December 31, 2015, 2014 and 2013 appearing in the Company's Current Report on Form 8-K/A dated August 5, 2016.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
June 2, 2017

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.